
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM (A) THE
CURRENT REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED JUNE 30, 1999 AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND
DISCLOSURE.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                           2,094
<INT-BEARING-DEPOSITS>                           2,058
<FED-FUNDS-SOLD>                                33,531<F1>
<TRADING-ASSETS>                               114,465
<INVESTMENTS-HELD-FOR-SALE>                          0
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         29,088
<ALLOWANCE>                                        335
<TOTAL-ASSETS>                                 269,394
<DEPOSITS>                                      55,335
<SHORT-TERM>                                    88,642<F2>
<LIABILITIES-OTHER>                             85,484<F3>
<LONG-TERM>                                     28,130
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        694
<COMMON>                                           502
<OTHER-SE>                                      10,607
<TOTAL-LIABILITIES-AND-EQUITY>                 269,394
<INTEREST-LOAN>                                    834
<INTEREST-INVEST>                                  864
<INTEREST-OTHER>                                 3,772
<INTEREST-TOTAL>                                 5,470
<INTEREST-DEPOSIT>                               1,175
<INTEREST-EXPENSE>                               4,656
<INTEREST-INCOME-NET>                              814
<LOAN-LOSSES>                                     (70)<F4>
<SECURITIES-GAINS>                                (70)<F5>
<EXPENSE-OTHER>                                  2,984<F6>
<INCOME-PRETAX>                                  1,698
<INCOME-PRE-EXTRAORDINARY>                       1,698
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,104
<EPS-BASIC>                                       5.94<F7>
<EPS-DILUTED>                                     5.53<F7>
<YIELD-ACTUAL>                                    0.89
<LOANS-NON>                                         67
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   595<F8>
<CHARGE-OFFS>                                     (36)<F8>
<RECOVERIES>                                         6<F8>
<ALLOWANCE-CLOSE>                                  495<F8>
<ALLOWANCE-DOMESTIC>                                23<F8>
<ALLOWANCE-FOREIGN>                                 11<F8>
<ALLOWANCE-UNALLOCATED>                            461<F8>

<F1>Includes securities purchased under agreements to resell and/or federal funds sold.
<F2>Includes securities sold under agreements to repurchase and federal funds purchased, commercial paper, and other liabilities for borrowed money.
<F3>Includes trading account liabilities, accounts payable and accrued expenses, other liabilities, and company-obligated mandatorily redeemable preferred securities of subsidiaries.
<F4>Includes a reversal of provision for loan losses of ($105) million, and a provision for credit losses on lending commitments of $35 million, recorded in
    Other revenue.
<F5>Includes gains and losses on debt and equity investment securities, other-than-temporary impairments or write-downs in value and related dividend income.
<F6>Includes employee compensation and benefits, net occupancy, technology and communications, and other expenses.
<F7>Primary EPS represents basic EPS under Statement of Financial Accounting
    Standards No. 128, Earnings per Share.
<F8>Amounts relate to the firm's allowance for loan losses and allowance for credit losses on lending commitments, such as commitments, standby letters of credit, and guarantees. The unallocated allowance includes the specific country and expected loss components of our allowances for credit losses. The allocated amounts represent our allowances to specific counterparties determined in accordance with SFAS No. 114 and SFAS No. 5, for loans and off-balance-sheet credit instruments, respectively.

